EXHIBIT 3.4

                            VIBROTECH INDUSTRIES INC.


Terms and conditions attached to the share purchase warrants issued from time to time by Vibro-Tech Industries, Inc. as adopted by the board of directors of Vibro-Tech Industries, Inc. on August 12, 1999 and dated for reference August 12, 1999.

ARTICLE ONE - INTERPRETATION

Section 1.01  -  Definitions

In these terms and conditions, unless there is something in the subject matter or context inconsistent:

Class means the Warrants of a particular class as designated by the board in the resolution creating the Warrants of that particular class;

Company means Vibro-Tech Industries, Inc. or any successor corporation or its successor, as provided in article 8;

Company's Auditors means an independent firm of accountants duly appointed as auditors of the Company in which each member of the firm is a member in good standing of the Canadian or the United States Institute of Chartered Accountants.

Director means a director of the Company for the time being, and reference, without more, to action by the directors of the Company as a board, or whenever duly empowered, action by an executive committee of the board;

Person means an individual, corporation, partnership, trustee or any unincorporated organization and words importing persons have a similar meaning;

Share or shares means the common shares of the Company as constituted at July 31, 199 and any shares resulting from any subdivision or consolidation of the shares;

Transfer Agent means Interwest Transfer Co., Inc., 1918 East 4800 Street, Suite 100, Salt Lake City, Utah 84117

Warrants means the share purchase warrants of the Company issued and authorized, as set out in section 2.01 and for the time being outstanding and any other warrants made subject to these terms and conditions;

Warrant Holders or Holders means the bearers of the share purchase warrants for the time being;

Warrant Holders' Request means an instrument signed in one or more counterparts by Warrant Holders entitled to purchase in the aggregate not less than 25% of the aggregate number of shares which could be purchased pursuant to all the Warrants of all Classes outstanding for the time being, requesting the Company to take some action or proceedings;

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Section 1.02 - Reference to Article

The expressions article, section, subsection, paragraph and the like followed by a number refer to the specified article or section of these terms and conditions;

Section 1.03 - Gender Neutral

Words importing the singular number include the plural and vice versa and words importing the masculine gender include the feminine and neuter genders.

Section 1.04 - Interpretation Not Affected by Headings

The division of these terms and conditions into articles and sections, and the insertion of headings are for convenience of reference only and will not affect their construction of interpretation.

Section 1.05 - Applicable Law

The terms and conditions attached to the Warrants will be construed in accordance with the laws of Delaware and will be treated in all respects as Delaware contracts and any action or proceeding commenced or maintained in respect of the warrants will be commenced and maintained in the court of appropriate jurisdiction in the County of Vancouver, British Columbia, Canada to which court the Holder irrevocably attorns.

ARTICLE TWO - ISSUE OF SHARE PURCHASE WARRANTS

Section 2.01 - Issue of Share Purchase Warrants

The Directors may at any time and from time to time authorize to be created and issued by the Company classes of share purchase warrants on such conditions as to term, price, transferability and number of shares or other securities as the Directors consider appropriate and as are prescribed by, and not inconsistent with, these terms and conditions.

Section 2.02 - Additional Warrants

The Company may by resolution of the Directors at any time and from time to time do further equity or debt financing and may issue additional shares, warrants or grant options or similar rights to purchase shares.

Section 2.03 - Issue in Substitution for Lost Warrants

(a) If a Warrant is mutilated, lost, destroyed or stolen, the Company may issue and deliver a new Warrant of like date and tenor as the one mutilated, lost, destroyed or stolen, in exchange for and in place of and upon cancellation of such mutilated Warrant, or in lieu of, and in substitution for such lost, destroyed or stolen Warrant and the substituted Warrant will be entitled to the benefit of these terms and conditions and rank equally in accordance with its terms with all other Warrants issued or to be issued by the Company.

(b) The applicant for the issue of a new Warrant will bear the cost of its issue and in case of loss, destruction or theft furnish to the Company such evidence of ownership and of loss, destruction, or theft of the Warrant so lost, destroyed or stolen as will be satisfactory to the Company in its discretion and such applicant may also be required to furnish indemnity in amount and form satisfactory to the Company in its discretion, and will pay the reasonable charges of the Company.

Section 2.04 - Warrant Holder Not a Shareholder

Ownership of a Warrant will not constitute the Holder a shareholder of the Company, nor entitle him to any right or interest except as expressly provided in the Warrant.

ARTICLE THREE - OWNERSHIP AND TRANSFER

Section 3.01 - Exchange of Warrants

(a) Warrants in any authorized denomination may, upon compliance with the reasonable requirements of the Company, be exchanged for Warrants in any other authorized denomination, of the same class and date of expiry entitling the Holder to purchase any equal aggregate number of shares at the same subscription price and on the same terms as the Warrants of the class so exchanged.

(b) Warrants may be exchanged only at the office of the Transfer Agent and any Warrants tendered for exchanged will be surrendered to the Transfer Agent and canceled.

Section 3.02 - Charges for Exchange

On exchange of Warrants, the Transfer Agent, except as otherwise herein provided, may charge a sum not exceeding $1.00 for each new Warrant issued, and payment of such charges and of any transfer taxes or governmental or other charges required to be paid will be made by the party requesting such exchange.

Section 3.03 - Ownership and Transfer of Warrants

(a) The Company and Transfer Agent may deem and treat the bearer of any Warrant as the absolute owner of such Warrant, for all purposes, and will not be affected by any notice or knowledge to the contrary.

(b) The bearer of any Warrant will be entitled to the rights evidenced by such Warrant free from all equities or rights of set-off or counterclaim between the Company and the original or any intermediate Holder and all persons may act accordingly and the receipt of any such bearer for the shares will be a good discharge to the Company and the Transfer Agent for the same and neither the Company nor the Transfer Agent will be bound to enquire into the title of any such bearer.

(c) Unless otherwise provided by the Directors, warrants will not be negotiable and may not be assigned, set over, mortgaged, hypothecated or pledged.

Section 3.04 - Notice to Warrant Holders

Any notice to be given to Warrant Holders will be deemed to be validly given on the date on which it has been published if such notice is published once in the City of Vancouver, such publication to be made in a daily newspaper in the

English language of general circulation in such city and if the Company has in respect of any Class of Warrants maintained a register of the names and addresses of Holders, the Company give notice by pre-paid first class mail.

ARTICLE FOUR - EXERCISE OF WARRANTS

Section 4.01 - Method of Exercise of Warrants

The right to purchase shares conferred by the Warrants may be exercised, before its expiry time, by the Holder of such Warrant surrendering it, with a duly completed and executed subscription in the form attached thereto and cash or a certified cheque payable to, or to the order of, the Company, at par for the purchase price applicable at the time of surrender in respect of the shares subscribed for in lawful money of the United States to the Transfer Agent at its principal office in Salt Lake City, Utah.

Section 4.02 - Effect of Exercise of Warrants

(a) Upon surrender and payment, the shares subscribed for will be deemed to have been issued and such person or persons will be deemed to have become the Holder or Holders of record of such shares on the date of such surrender and payment, and such shares will be issued at the subscription price in effect on the date of such surrender and payment.

(b) Within ten business days after surrender and payment, the Company will forthwith cause to be delivered to the person or persons in whose name or names the shares subscribed for are to be issued as specified in such subscription or mailed to him or them at his or their respective addresses specified in such subscription, a certificate or certificates for the appropriate number of shares not exceeding those which the Warrant Holder is entitled to purchase pursuant to the Warrant surrendered.

Section 4.03 - Subscription for Less than Entitlement

(a) The Holder of any Warrant may subscribe for and purchase a number of shares less than the number which he is entitled to purchase pursuant to the surrendered Warrant.

(b) If there is a purchase of a number of shares less than the number which can be purchased pursuant to a Warrant, the Transfer Agent will endorse the Warrant, note the number of Warrant exercised and return the Warrant Certificate to the Holder or may issue a new Warrant in respect of the balance of the shares which the Holder was entitled to purchase pursuant to the surrendered Warrant and which were not then purchased.

Section 4.04 - Warrants for Fractions of Shares

To the extent that the Holder of any Warrant is entitled to receive on the exercise or partial exercise a fraction of a common share, such right may be exercised in respect of such fraction only in combination with another Warrant or other Warrants which is the aggregate entitle the Holder to receive a whole number of such shares.

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Section 4.05 - Expiration of Warrants

After the expiration of the period within which a Warrant is exercisable, all rights will wholly cease and terminate and such Warrant will be void and of no effect.

Section 4.06 - Exercise Price

The price per share which must be paid to exercise a Warrant is as prescribed by resolution of the Directors and set forth on the face of the Warrant Certificate.

Section 4.07 - Adjustment of Exercise Price

The exercise price and the number of shares deliverable upon the exercise of the Warrants will be subject to adjustment in the events and in the manner following:

(a) In the event of any subdivision or subdivisions of the shares of the Company as such shares are Company as such shares are constituted on August 12, 1999, at any time while the Warrants are outstanding into a greater number of shares, the Company will deliver at the time of purchase of shares, in addition to the number of shares in respect of which the right to purchase is then being exercised, such additional number of shares as result from such subdivision or subdivisions without the bearer of the Warrant making any additional payment or giving any other consideration.

(b) In the event of any consolidation or consolidations of the shares of the Company as such shares are constituted on August 12, 1999, at any time while the Warrants are outstanding, into a lesser number of shares, the Company will deliver and the bearer will accept, at the time of purchase, in lieu of the number of shares in respect of which the right to purchase is then being exercised, the lesser number of shares as result from such consolidation or consolidations.

(c) In the event of any change of the shares of the Company as such shares are constituted on August 12,1999, at any time while the Warrants are outstanding, the Company will deliver at the time of purchase the number of shares of the appropriate class resulting from such change as the bearer would have been entitled to receive in respect of the number of shares so purchased had the right to purchase been exercised before such change.

(d) In the event of any capital reorganization, reclassification or change of outstanding equity share, of the Company or in the event of any consolidation, merger or amalgamation of the Company with or into any other company or in the event of any sale of the property of the Company as or substantially as an entirety, then the Holder of each Warrant then outstanding will have the right to purchase and receive, in lieu of the shares receivable upon the exercise of the rights represented by the Warrants, the kind and amount of shares and other securities and property receivable upon such capital reorganization, reclassification, change, consolidation, merger, amalgamation or sale which the Holder of a number of shares equal to the number of shares receivable upon the exercise of the rights represented by the Warrants would have received as a result of such event, but the subdivision or consolidation of shares at any time outstanding into greater or lesser number of shares, whether with or without par value, will not be deemed to be a capital reorganization or a reclassification of the capital of the Company for the purposes of this paragraph (d).

(e) If the Company at any time while the Warrants are outstanding pays any stock dividend or stock dividends upon the shares of the Company in respect of which the right to purchase is then given, the Company will deliver at the time of purchase of shares in addition to the number of shares in respect of which the right of purchase is then being exercised, the additional number of shares of the appropriate class as would have been payable on the shares so purchased if they had been outstanding on the record date for the payment of such stock dividend.

(f) The adjustments provided for in this Section in the subscription rights pursuant to any Warrants of any Class are cumulative.

(g) The Company will not be required to issue fractional shares in satisfaction of its obligations but, if any fractional interest in a share would, except for the provisions of this paragraph (g), be deliverable upon the exercise of a Warrant, the Company will, at its option, in lieu of delivering a fractional share, satisfy the right to receive such fractional interest by payment to the Holder of such Warrant of an amount in cash equal, computed in the case of a fraction of a cent to the next lower cent, to the current market value of the right to subscribe for such fractional interest, computed on the basis of the last sale price of shares of the Company on the principal exchange or quotation system through which the shares of the Company are traded preceding the day on which such exercise takes place.

Section 4.08 - Determination of Adjustments

If any questions arise with respect to the exercise price, such question will be conclusively determined by the Company's Auditors, or, if they decline to act any other firm of chartered accountants, that the Company may designate and who will have access to all appropriate records and such determination will be binding upon the Company and the Holders of the Warrants.

ARTICLE FIVE - COVENANTS BY THE COMPANY

Section 5.01 - Reservation of Shares

The Company will reserve from time to time and there will remain unissued out of its authorized capital a sufficient number of shares to satisfy the rights of purchase in the Warrants should the Holders of all the Warrants from time to time outstanding determine to exercise such rights in respect of all shares which they are or may be entitled to purchase pursuant.

ARTICLE SIX - WAIVER OF CERTAIN RIGHTS

Section 6.01 - Immunity of Shareholders, etc.

The Warrant Holder waives and releases any right, cause or action or remedy now or hereafter existing in any jurisdiction against any past, present or future incorporator, shareholder, Director or officer, as such , of the Company for the issue of shares pursuant to any Warrant or on any covenant, agreement, representation or warranty by the Company.

ARTICLE SEVEN - MEETING OF WARRANT HOLDERS

Section 7.01 - Right to Convene Meeting

(a) The Company may at any time and from time to time, and will on receipt of a Warrant Holder's request and upon being indemnified to its reasonable satisfaction by the Warrant Holders signing such Warrant Holder's request against the costs which may be incurred in connection with the calling an holding of such meeting, convene a meeting of the Warrant Holders.

(b) If the Company fails within 15 days after receipt of such Warrant Holder's request and indemnity to give notice convening a meeting, such Warrant Holders may convene such meeting.

(c) Every such meeting will be held in Vancouver, British Columbia, unless required by law to be held elsewhere in Canada.

Section 7.02 - Notice

At least 21 days' notice of any meeting will be given to the Warrant Holders and a copy will be sent by post to the Company unless the meeting has been called by it, stating the time when and the place where the meeting is to be held and stating briefly the general nature of the business to be transacted but it will not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this article.

Section 7.03 - Chairman

Some person nominated in writing by the Company will be chairman of the meeting and if no person is so nominated, or if the person so nominated is not present within fifteen minutes from the time fixed for the holding of the meeting the Warrant Holders present in person or by proxy will choose some person present to be chairman.

Section 7.04 - Quorum

(a) Subject to section 7.12 at any meeting of the Warrant Holders a quorum will consist of Warrant Holders present in person or by proxy and entitled to purchase at least 25% of the aggregate number of shares which could be purchased pursuant to all the then outstanding Warrants of all Classes of Warrants, provided that at least two persons entitled to vote are personally present.

(b) If a quorum of the Warrant Holders is not present within half-an-hour from the time fixed for holding any meeting, the meeting, if summoned by the Warrant Holders, or on a Warrant Holder's request, will be dissolved; but in any other case the meeting will be adjourned to the same day in the next week (unless such day is a non-business day, in which case it will be adjourned to the next following business day) at the same time and place.

(c) At the adjoined meeting the Warrant Holders present in person or by proxy will form a quorum and may transact the business for which the meeting was originally convened notwithstanding that they may not be entitled to purchase at least 25% of the aggregate number of shares which can be purchased pursuant to all of the then outstanding Warrants.

Section 7.05 - Power to Adjourn

The chairman of any meeting at which a quorum of the Warrant Holders is present may with the consent of the meeting adjourn any such meeting and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

Section 7.06 - Show of Hands

Every question submitted to a meeting will be decided in the first place by a majority of the votes given on a show of hands and at any such meeting, unless a poll is demanded, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority will be conclusive evidence of the fact.

Section 7.07 - Poll

(a) On any question submitted to a meeting and after a vote by show of hands, when demanded by the Chairman or by one or more of the Warrant Holders, acting in person or by proxy and entitled to purchase in the aggregate at least five per cent of the aggregate number of shares which could be purchased pursuant to all the Warrants for the time being outstanding, a poll will be taken in such manner as the Chairman will direct.

(b) Questions other than extraordinary resolutions will be decided by a majority of the votes cast on the poll.

Section 7.08 - Voting

(a) On a show of hands every person who is present and entitled to vote, whether as a Warrant Holder or as proxy for one or more absent Warrant Holders or both, will have one vote.

(b) On a poll each Warrant Holder present in person or represented by proxy duly appointed by instrument in writing will be entitled to one vote in respect of each common share which he is entitled to purchase pursuant to the Warrant or Warrants then held by him.

(c)  A proxy need not be a Warrant Holder

Section 7.09 - Regulations

The Company may from time to time make or vary such regulations as it will think fit:

(a) for the issue of voting certificates, by any bank, trust company or other depository certifying that specified Warrants have been deposited with it by a named Holder and will remain on deposit until after the meeting, which voting certificate will entitle the Holders to be present and vote at any such meeting and at any adjournment thereof, in the same manner and with the same effect as though the holders so named in such voting certificates were the actual bearers of the Warrants specified therein;

(b) for the deposit of voting certificates or instruments appointing proxies at such place and time as the Company or the Warrant Holders convening the meeting, as the case may be, may in the notice convening the meeting direct;

(c) for the deposit of voting certificates or instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of such voting certificates or instruments appointing proxies to be mailed, cabled or telegraphed before the meeting to the Company at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting; and

(d)  for the form of the instrument of proxy.

Any regulations so made will be binding and effective and the votes given in accordance therewith will be valid and will be counted. Save as such regulations may provide, the only persons who will be recognized at any meeting as the Holder of any Warrants, or as entitled to vote or be present at the meeting in respect thereof, will be persons who produce Warrants at the meeting.

Section 7.10 - Company May Be Represented

The Company by its officers and Directors, and the legal advisors of the Company may attend any meeting of the Warrant Holders, but will have no vote as such.

Section 7.11 - Powers Exercisable by Extraordinary Resolution

In addition to all other powers conferred upon them by any other provisions hereof or by law, the Warrant Holders at a meeting will have the following powers, exercisable from time to time by extraordinary resolution:

(a) power to enforce any of the covenants on the part of the Company contained in the Warrants or to enforce any of the rights of the Warrant Holders in any manner specified in such extraordinary resolution or to refrain from enforcing any such covenant or right;

(b) power to waive any default on the part of the Company in complying with any provision hereof either conditionally or upon any conditions specified in such extraordinary resolution; and

(c) power to consent to any amendment of the provisions of these terms and conditions.

Section 7.12 - Meaning of "Extraordinary Resolution"

(a) The Expression "extraordinary resolution" when used herein means, subject as hereinafter in this section and in section 7.15 provided, a resolution proposed at a meeting of Warrant Holders duly convened for that purpose and held in accordance with the provisions in this Article contained at which there are present, in person or by proxy, Warrant Holders entitled to purchase at least 25% of the aggregate number of shares which can be purchased pursuant to all the then outstanding Warrants, and passed by the affirmative votes of Warrant Holders entitled to purchase not less than 75% of the aggregate number of shares which can be purchased pursuant to all the then outstanding Warrants represented at the meeting and voted upon such resolution.

(b) If, at any such meeting called for the purpose of passing an extraordinary resolution, Warrant Holders entitled to purchase 25% of the aggregate number of shares which can be purchased pursuant to all the then outstanding Warrants are not present in person or by proxy within half-an-hour after the time appointed for the meeting, then the meeting, if convened by Warrant Holders or on a Warrant Holder's request, will be dissolved; but in any other case it will stand adjourned and the provisions of section 7.04 will mutatis mutandis apply.

Section 7.13 - Powers Cumulative

Any one or more of the powers or any combination of the powers to be exercisable by the Warrant Holders by extraordinary resolution or otherwise may be exercised form time to time and the exercise of any one or more of such powers or any combination of powers from time to time will not be deemed to exhaust the right of the Warrant Holders to exercise such power or powers or combination of powers then or any power or powers or combination of powers thereafter from time to time.

Section 7.14 - Minutes

Minutes of all resolutions and proceedings at every such meeting will be made and duly entered in books to be from time to time provided for that purpose by the Company, and any such minutes, if signed by the Chairman of the meeting at which such resolutions were passed or proceedings had, or by the Chairman of the next succeeding meeting of the Warrant Holders, will be prima facie evidence of the matters stated and until the contrary is proved, every such meeting, in respect of the proceedings of which minutes will have been made, will be deemed to have been duly convened and held and all resolutions passed or proceedings taken, to have been duly passed and taken.

Section 7.15 - Binding Effect of Resolutions

Every resolution and every extraordinary resolution passed in accordance with the provisions of this Article at a meeting of Warrant Holders will be binding upon all Warrant Holders.

Section 7.16 - Status of Warrant Holders

The Holders of Warrants of a particular class will not be entitled as such to attend or vote at a meeting of the Holders of Warrants of another class, and any action taken at a meeting of the Holders of Warrants of a particular class will in no way affect the rights of the Holders of the Warrants of another class.

ARTICLE EIGHT - MODIFICATION OF TERMS, MERGER, SUCCESSORS

Section 8.01 - Modification of Terms and Conditions for Certain Purposes

From time to time the Company may , and it will, when so directed by these presents, modify these terms and conditions, for any one or more or all of the following purposes:

(a) adding such additional covenants and enforcement provisions as, in the opinion of counsel for the Company, are necessary or advisable;

(b)  giving effect to any extraordinary resolution passed as provided in article
     7;

(c) making such provisions as may be necessary or desirable with respect to any matters or questions or for the purpose of obtaining a listing or quotation of the Warrants on any stock exchange or trading quotation system;

(d) adding to or altering these provisions in respect of the registration and transfer of Warrants making provision for the exchange of Warrants of different denominations; and making any modification in the form of the Warrants which does not affect their substance;

(e) for any other purpose, including the correction or rectification of any ambiguous, defective provisions, errors or omissions herein; and

(f) to evidence any succession of any corporation and the assumption by any successor of the covenants of the Company and in the Warrants contained as provided in this Article.

Section 8.02 - Extension of Expiry Date

The Directors may modify the Expiry Date of Warrants without the prior consent of shareholders in general meeting.

Section 8.03 - Company May Consolidate, etc. on Certain Terms

Nothing will prevent any consolidation, amalgamation or merger of the Company with or into any other corporation or corporations, or a conveyance or transfer of all or substantially all the properties and estates of the Company as an entirety to any corporation lawfully entitled to acquire and operate same; but the corporation formed by such consolidation or into which such has been made or which acquires by conveyance or transfer all or substantially all the undertaking of the Company as an entirety will be a corporation organized and existing under the law of Canada or of the United States of America, or any province, state, district or territory thereof, and will , simultaneously with such consolidation , amalgamation, merger, conveyance or transfer, assume the due and punctual performance and observance of all the covenants and conditions to be performed or observed by the Company.

Section 8.04 - Successor Corporation Substituted

If the Company is consolidated, amalgamated or merged with or into any other corporation or corporations, or conveys or transfers all or substantially all of the undertaking of the Company as an entirety to any other corporation, the successor corporation formed by such consolidation or amalgamation, or into which the Company has been merged or which will have received a conveyance or transfer as aforesaid, will succeed to and be substituted for the company in all respects and such changes in phraseology and form, but not in substance, may be made in the Warrants as may be appropriate in view of such consolidation, amalgamation, merger or transfer.

Vibro-Tech Industries, Inc.



By: /S/ Jock Chong
    --------------------
        Jock Chong, CEO


30070513/1-11

                        VOID AFTER THE CLOSE OF BUSINESS
                         IN VANCOUVER ON _____________-


                       RIGHT TO PURCHASE *[NUMBER] SHARES

                  SHARE PURCHASE WARRANTS TO PURCHASE SHARES OF
                           VIBRO-TECH INDISTRIES INC..

                     (Subsisting under the laws of Delaware)

THIS IS TO CERTIFY THAT, for value received, *[PLACEE] is entitled to purchase *[number] fully paid and non-assessable shares of Vibro-Tech Industries, Inc (the "Company") as such shares were constituted on July 31, 1999, at any time up to the close of business at Vancouver, British Columbia, on *[date] at and for a price of *$ per share, and at any time after *[date] up to the close of business at Vancouver, British Columbia, on *[date] at and for a price of *$ per share, of lawful money of Canada, upon and subject to the terms and conditions attached hereto.

These Warrants may be exercised only at the offices of Interwest Transfer Co., Inc., 1918 East 4800 Street, Suite 100, Salt Lake City, Utah 84117

These Warrants are not valid until countersigned by Interwest Transfer Co. Inc.

These Warrants are not transferable.

IN WITNESS WHEREOF the Company has caused this Warrant to be executed and Pacific Corporate Trust Services Ltd. has caused this Warrant to be countersigned by an authorized officer.

Dated _______________, 1999

Vibro-Tech Industries, Inc.        Countersigned by Interwest Transfer Co., Inc


By: ________________________
        Authorized


By: ________________________       By:__________________________________________
        Authorized Officer                          Authorized Officer

SUBSCRIPTION FORM

TO:      Interwest Transfer Co., Inc.
1918 East 4800 Street, Suite 100
Salt Lake City, Utah 84117

The undersigned being the registered Holder of the within Warrant, hereby subscribes for ______________ of the *(number) shares referred to in the said Warrant according to the conditions thereof and herewith makes payment of the purchase price in full for the said number of shares.

The undersigned hereby directs that the shares hereby subscribed for be issued and delivered as follows:

         Name                                                    Address


--------------------------------               --------------------------------


                                               ---------------------------------

DATED this ______________ day of __________________, 19________.


---------------------------------
          Signature

---------------------------------
         Print Name

                              TERMS AND CONDITIONS

This Warrant is issued subject to the Terms and Conditions for the time being governing the holding of share warrants in the Company. A copy of the Terms and Conditions may be obtained, free of charge, at the offices of Interwest Transfer Co., Inc. as herein above state.

30070513/1-16